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                                                                    EXHIBIT 23.2
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                  [Coopers & Lybrand Letterhead Appears Here]



                       Consent of Independent Accountants
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We consent to the incorporation by reference in the registration statement of
Template Software, Inc. on Form S-8 (File No. 333-     ) of our report dated
January 8, 1998, on our audits of the consolidated financial statements of Template Software, Inc. as of November 30, 1996 and 1997 and for each of the three years in the period ended November 30, 1997, which report is included in the Template Software, Inc. Annual Report on Form 10-K for the year ended November 30, 1997.


                                /s/ COOPERS & LYBRAND L.L.P.



McLean, Virginia
May 7, 1998